                                                               EXHIBIT (2)(D)(3)

                     [FORM OF NOTICE OF GUARANTEED DELIVERY]

                          NOTICE OF GUARANTEED DELIVERY
                          FOR SHARES OF COMMON STOCK OF

                               THE THAI FUND, INC.
                    SUBSCRIBED FOR UNDER PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary
Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:

                     American Stock Transfer & Trust Company

By Mail                                   By Hand:
American Stock Transfer & Trust Company   American Stock Transfer & Trust Company
Operation Center                          Attn: Reorganization Department
Attn: Reorganization Department           59 Maiden Lane
6201 15th Avenue                          New York, New York 10038
Brooklyn, New York 11219

By Overnight Courier:
American Stock Transfer & Trust Company
Operation Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A
TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A
VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary
Subscription and the Over-Subscription Privilege) to the Subscription Agent and
must deliver this Notice of Guaranteed Delivery, to the Subscription Agent,
prior to 5:00 p.m., New York time, on the Expiration Date, unless extended, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered to the Subscription Agent no later than the close of business of the third business day after the Expiration
Date, unless extended). Failure to do so will result in a forfeiture of the
Rights.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New
York City time, on the third Business Day after the Expiration Date
([____________], 2006, unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed

for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

BROKER ASSIGNED CONTROL #

                               THE THAI FUND, INC.

1. Primary             Number of         Number of Primary Shares          Payment to be made
Subscription           Rights to be      requested for which you are       in connection with
                       exercised         guaranteeing delivery of Rights   Primary Shares
                                         and Payment

                       Rights            Shares                            $________________
                                         (Rights/4)

2. Over-Subscription                     Number of Over-Subscription       Payment to be made
                                         Shares requested for which you    in connection with
                                         are guaranteeing payment          Over-Subscription
                                                                           Shares

                                         Shares                            $________________

3. Totals              Total Number      Total Number of Shares to be
                       of Rights to be   Delivered
                       Delivered

                       Rights            Shares                            $________________
                                                                           Total Payment

Method of delivery (circle one)

A. Through DTC

B. Direct to American Stock Transfer & Trust Company, as Subscription Agent.
Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through
DTC.

Name of Firm                           Authorized Signature

DTC Participant Number                 Title

Address                                Name (Please Type or Print)

Zip Code                               Phone Number

Contact Name                           Date